October 17, 2000



Featherlite, Inc.
Hwy. 63 & 9
Cresco, IA 52136

Attn:    Mr. Jeffrey Mason, CFO

Gentlemen:

         Please refer to the Revolving Loan and Security Agreement by and between Firstar Financial Services (n/k/a the Structured Capital Division), a division of Firstar Bank, N.A. ("Firstar") and Featherlite, Inc., dated September 24, 1998 ("Agreement") with amendments thereto. This letter will serve to further amend the Agreement as follows.

         Reference is made to Section 12. ADDITIONAL TERMS, subsection (f) Minimum Fixed Charge Coverage Ratio. Firstar agrees to a waiver of the Minimum Fixed Charge Coverage Ratio covenant for the 3rd quarter ending September 30, 2000. Said waiver shall be for this quarter only. All other terms and conditions of the Agreement shall remain in full force and effect.

         The foregoing is contingent upon approval of the participant in the loan: LaSalle National Bank.


         If the above agrees with your understanding and approval, please indicate same by signing the original of this letter and returning it to the undersigned. (NOTE: If you return executed documents via facsimile, you must also return the original executed documents. You agree Firstar may rely on facsimile signatures for all purposes and without any liability to you). If the preconditions (if any) to this amendment are not satisfied or if this amendment letter is not executed and returned to Firstar on or before October 31, 2000, then the proposed amendments herein may be withdrawn by Firstar by written notice to you. The amendments set forth herein and any accompanying documents will be deemed effective and accepted in Milwaukee, Wisconsin, upon our receipt of the executed documents.


                                             Sincerely,

                                             /s/James G. Tepp
                                             Vice President
Enclosures

Featherlite, Inc.
October 17, 2000
Page 2




Agreed to this 23rd day of October, 2000.

FEATHERLITE, INC.


By:  /s/Conrad Clement, President
      Conrad Clement
      President